                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Buford Group, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Historical Consolidated Financial Data -- Buford Group, Inc." in the prospectus.

                                          /s/  KPMG LLP

Dallas, Texas
October 15, 1999